Exhibit 32.1

Certification by the Chief Executive Officer pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, I, Anthony John Phipps Tiarks, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of PetroAlgae Inc. for the quarter ended September 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 as amended (the “Exchange Act’), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PetroAlgae Inc.

/s/ Anthony John Phipps Tiarks
Name:	Anthony John Phipps Tiarks
Title:	Chief Executive Officer (Principal Executive Officer)

Dated: November 14, 2011

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Exchange Act. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.